Exhibit 10.10

MCMS PURCHASE AGREEMENT

THIS MCMS PURCHASE AGREEMENT is entered into as of January 2, 2015 by and between FREECAST, INC., a Florida corporation (the “Company”), and NEXTELLIGENCE, INC., a Delaware corporation (“Nextelligence”).

RECITALS:

A.           Nextelligence is the sole owner of certain software which is used as a Media Content Management System (the “MCMS”). The Company desires to purchase and own the MCMS.

B.           Nextelligence has received a written appraisal of the MCMS from Thomas J. Herman (the “Appraisal”) which indicates that the MCMS has a current fair market value of not less than $750,000.

C.           Nextelligence is obligated to FreeCast in the amount of $396,543.00 (the “Obligation”).

D.          Nextelligence is willing to sell, assign, transfer and convey the MCMS to the Company for and in consideration of the amount of $400,000.00 (the “Purchase Price”). The Purchase Price would be paid by the Company to Nextelligence by (i) the reduction of the Obligation in the amount of $396,543.00 and (ii) the payment by the Company to Nextelligence of cash in the amount of $3,457.00.

E.           A majority of the disinterested directors of the Company have approved the Company’s entering into this MCMS Purchase Agreement (the “Agreement”) in accordance with the provisions of Section 607.0832 of the Florida Statutes.

F.            Each of the parties believes that it is in its best interests, and desires, to enter into this Agreement.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the pasties agree as follows:

1.           Sale and Purchase of MCMS.

(a)           For and in consideration of the Purchase Price, Nextelligence does hereby sell, assign, transfer and convey to the Company all of its right, title and interest in and to the MCMS.

(b)           The Purchase Price shall be paid by the Company to Nextelligence by (i) the reduction of the Obligation by the amount of $396,543.00 and (ii) the payment by the Company to Nextelligence of cash in the amount of $3,457.00.

2.           Accounting Records. Each of the parties shall record the transaction described in Section 1 in its respective accounting records.

3.            Second Amended and Restated Technology License and Development Agreement. Nextelligence and the Company have previously entered into a Second Amended and Restated Technology License and Development Agreement dated as of July 31, 2014 (the “Technology Agreement”). The Technology Agreement shall not be affected, amended or modified by this Agreement, and shall remain in full force and effect.

4.             Disclaimers; Limitation on Liability

(a)          EXCEPT AS SET FORTH IN SECTION 5, NEXTELLIGENCE MAKES NO WARRANTIES WITH RESPECT TO ANY SOFTWARE, PRODUCTS OR SERVICE, INCLUDING WITHOUT LIMITATION THE MCMS, AND DISCLAIMS ALL STATUTORY OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.  NEXTELLIGENCE DOES NOT WARRANT THAT THE MCMS WILL MEET ANY OF THE COMPANY’S REQUIREMENTS OR THAT THE OPERATION OF THE MCMS WILL BE UNINTERRUPTED OR ERROR-FREE.

(B)         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), INDEMNITY OR OTHER LEGAL, CONTRACTUAL OR EQUITABLE THEORY FOR (a) ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; (b) DAMAGES FOR LOST PROFITS OR LOST DATA; OR (c) COST AND EXPENSES OF PROCUREMENT OF SUBSTITUTE SOFTWARE, PRODUCTS OR SERVICES.

5.             Certain Representations and Warranties.

(a)           Nextelligence represents and warrants to the Company as follows:

 (i)           Nextelligence is a corporation duly organized and existing under the laws of the State of Delaware.

 (ii)         Nextelligence has all necessary power and authority to execute and deliver this Agreement and has taken all necessary corporate action required to be taken to authorize Nextelligence to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by Nextelligence and is a valid and binding agreement of Nextelligence. The execution and delivery of this Agreement by Nextelligence does not violate any provision of Nextelligence’ organizational documents, violate, or result in, with the giving of notice or the lapse of time or both, a violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Nextelligence is a party or by which Nextelligence or any of its assets is bound.

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(iii)         Nextelligence is the sole owner of the MCMS, free and clear of all liens, security interests, encumbrances and charges of any kind or nature whatsoever. Nextelligence has all necessary rights, power and authority to sell, assign, transfer and convey the MCMS to the Company, and the Company shall be fully protected in utilizing any or all of the MCMS.

(iv)         Nextelligence (A) is not involved in any manner in any suit, action or proceeding which involves a claim of infringement or misappropriation of any of the MCMS and (ii) has not received any written complaint, claim, demand or notice alleging any such claim or possible claim. None of the MCMS or the use thereof infringes on or violates in any manner the patent, trademark, service mark, copyright, trade dress or other intellectual property rights of any person or entity, or any trade secret or confidential or proprietary information or data of any person or entity.

(b)          The Company represents and warrants to Nextelligence as follows:

(i)           The Company is a corporation duly organized and existing under the laws of the State of Florida.

(ii)          The Company has all necessary power and authority to execute and deliver this Agreement and has taken all necessary corporate action required to be taken to authorize the Company to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company. The execution and delivery of this Agreement by the Company does not violate any provision of its organizational documents, violate, or result in, with the giving of notice or the lapse of time or both, a violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice, or lapse of time or both) any obligation under, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which the Company or any of its assets is bound.

6.           Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the provisions regarding conflicts of law thereof.

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7.           Notices. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) two days after having been delivered to Federal Express, UPS, or another recognized overnight courier or delivery service, (c) when delivered by facsimile transmission, provided that an original copy of such transmission shall be sent by first class mail, postage prepaid, or (d) five days after having been deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at their respective addresses or to their respective facsimile telephone numbers set forth below:

If to Nextelligence:	Nextelligence, Inc.
5830 TG Lee Boulevard
Suite 301
Orlando, Florida 32822
Attention: Chief Executive Officer
Facsimile:

If to the Company:	FreeCast, Inc.
5830 TG Lee Boulevard
Suite 310
Orlando, Florida 32822
Attention: Chief Executive Officer
Facsimile:

or to such other address or facsimile telephone number as any party may from time to time give written notice of to the others pursuant to the foregoing provisions of this Section 7. It is specifically understood and agreed by the parties that any notice or other communication given by telephone, email, texting, twittering or any other form or forms of communication not specifically permitted by subsections (a), (b), (c) or (d) of this Section 7 shall not be deemed to be properly delivered for purposes of this Agreement and shall, therefore, be ineffective.

8.           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Agreement may not be amended, modified, altered or repealed in any manner, except by a written instrument executed by each of the parties.

9.           Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

10.         Further Assurances. Each of the parties shall cooperate with one another, shall do and perfonn such actions and things, and shall execute and deliver such agreements, documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

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11.         Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury. If any dispute, controversy, suit, action or proceeding shall arise between the parties, then such dispute, controversy, suit, action or proceeding may only be brought for resolution in the United States District Court for the Middle District of Florida, Orlando Division, or in the Judicial Circuit Court in and for Orange County, Florida. Each of the parties consents to the jurisdiction and venue of such courts, and agrees that it or he shall not contest or challenge the jurisdiction or venue of such courts. Each of the parties agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided herein shall be effective service of process for any suit, action or proceeding brought against it or him in any such court. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the parties waives trial by jury.

12.         Attorneys’ Fees. If a party to this Agreement shall bring suit against the other party based in whole or in part upon a breach or violation of any provision hereof, then, in any such event, the prevailing party in such suit shall be awarded, and shall be paid by the non- prevailing party, reasonable fees and disbursements of legal counsel (including trial and appellate counsel) paid, incurred or suffered by the prevailing party in connection with such suit.

13.         No Waivers. The waiver by a party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by a party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

14.         Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

15.         Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

16.         Effective Date. This Agreement shall be effective for all purposes from and after January 2,20 15.

IN WITNESS WHEREOF, each of Nextelligence and the Company has executed and delivered this Agreement as of the date first written above.

NEXTELLIGENCE, INC.		FREECAST, INC.

By:		By:
	William A. Mobley, Jr.,		Christopher M. Savine,
	Chief Executive Officer		Chief Financial Officer

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